UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
November 28, 2007

Rockford Corporation
(Exact name of registrant as specified in its charter)

Arizona (State or other Jurisdiction of Incorporation)	000-30138 (Commission File Number)	86-0394353 (IRS Employer Identification No.)
600 South Rockford Drive
Tempe, Arizona 85281
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(480) 967-3565
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
     Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
On November 28, 2007, we extended the maturity of our primary credit facility by 3 years, to March 24, 2011. We completed this extension by entering into a Seventh Amendment to Loan and Security Agreement with Wachovia Capital Finance Corporation (Western), as agent and lender.
The amendment reduced our borrowing rates and increased our borrowing availability.
The amendment maintained the basic structure of our financial covenants, requiring that we satisfy an EBITDA covenant only if our excess availability on the last day of each fiscal quarter is $3,000,000 or less. The amendment reduced our unused line fee and the early termination fee for the facility. We paid Wachovia a $50,000 amendment fee.
We have determined that our subsidiaries, including Audio Innovations, Inc. (“AII”) which is a party to the Loan and Security Agreement, no longer serve a continuing business purpose. In order to simplify our corporate structure and reduce costs, we are in the process of dissolving these subsidiaries and returning their assets and business (if any) to Rockford as corporate parent. In the amendment Wachovia consented to these dissolutions.
Consistent with our past practices with respect to the filing of amendments to our credit facility, we will file the amendment as an exhibit to our annual report on Form 10-K for the year ending December 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 28, 2007

ROCKFORD CORPORATION
By:	/s/ William R. Jackson
William R. Jackson
President